Exhibit 99.1
CMS ENERGY ANNOUNCES FOURTH QUARTER NET INCOME OF $6 MILLION,
OR $0.02 PER SHARE, AND 2009 NET INCOME OF $218 MILLION, OR $0.91 PER
SHARE, AND PROVIDES 2010 ADJUSTED EARNINGS GUIDANCE
     JACKSON, Mich., March 1, 2010 — CMS Energy announced today reported net income of $218 million, or $0.91 per share, for 2009, compared to reported net income of $284 million, or $1.20 per share, for 2008.
     The company’s 2009 adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of asset sales and certain other items, was $300 million, or $1.26 per share, compared to adjusted net income of $287 million, or $1.21 per share, for 2008.
     For the fourth quarter of 2009, the company had reported net income of $6 million, or $0.02 per share, compared to reported net income of $60 million, or $0.26 per share, in the same quarter of 2008. The fourth quarter results include a one-time charge of $79 million, or $0.33 per share, related to a February 2010 regulatory decision requiring Consumers Energy, CMS Energy’s Michigan electric and natural gas utility, to refund to customers certain revenues collected from 2001 to 2003 related to nuclear plant decommissioning.
     The 2009 fourth quarter adjusted net income was $91 million, or $0.38 per share, compared to adjusted net income of $67 million, or $0.30 per share, for the same period of 2008.
     CMS Energy’s 2009 adjusted earnings of $1.26 per share were in line with its guidance of $1.25 per share. For 2010, CMS Energy expects adjusted earnings of about $1.35 per share. While the company expects 2010 reported earnings to be about the same as its adjusted earnings, reported earnings could vary because of several factors such as legacy issues associated with prior asset sales. Because of those uncertainties, the company isn’t providing reported earnings guidance.
     David Joos, the president and chief executive officer of CMS Energy, said the company’s 2009 results reflected strong operational performance at Consumers Energy and the fundamental soundness of its business strategy.

     “We continue to successfully implement our strategy of making substantial investments in our Michigan utility operations. Over the next five years, we plan to invest more than $7 billion in our utility operations to improve customer service and in several other key areas, primarily renewable energy, energy efficiency, and new power generation,” Joos said.
     “These investments support our efforts to provide customers with reliable, affordable energy and superior customer service, and also to improve the company’s financial strength. In January, for the third consecutive year, we increased the common stock dividend. This year the increase was 20 percent, from 50 cents a share to 60 cents a share, on an annualized basis.”
     CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
# # #
CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2010.
This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2009. CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.
For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Amounts)

	Fourth Quarter
	(Unaudited)		Full Year
	2009	2008	2009	2008

Operating Revenue	$1,613	$1,841	$6,205	$6,807

Income (Loss) from Equity Method Investees	—	2	(2)	5

Operating Expenses	1,505	1,662	5,507	6,013

Operating Income	$108	$181	$696	$799

Other Income	20	4	74	41

Interest Charges	128	104	435	400

Income before Income Taxes	$—	$81	$335	$440

Income Tax Expense (Benefit)	(14)	17	115	139

Income from Continuing Operations	$14	$64	$220	$301

Income (Loss) from Discontinued Operations	(3)	—	20	1

Net Income	11	64	240	302

Income Attributable to Noncontrolling Interests	2	1	11	7

Net Income Attributable to CMS Energy	$9	$63	$229	$295

Preferred Dividends	3	3	11	11

Net Income Available to Common Stockholders	$6	$60	$218	$284

Income Per Share
Basic	$0.03	$0.26	$0.96	$1.25
Diluted	0.02	0.26	0.91	1.20

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	December 31
	2009	2008

Assets
Cash and cash equivalents	$90	$207
Restricted cash and cash equivalents	32	35
Other current assets	2,620	2,585

Total current assets	$2,742	$2,827
Plant, property & equipment	9,682	9,181
Non-current assets	2,832	2,893

Total Assets	$15,256	$14,901

Stockholders’ Investment and Liabilities
Current liabilities	$1,220	$1,349
Non-current liabilities	4,272	4,002
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding FIN 46 debt, non-recourse debt, finance leases and securitization debt)	6,225	6,027
FIN 46 debt, non-recourse debt and finance leases	358	431

Total debt and capital and finance leases	6,583	6,458
Preferred stock	239	243
Noncontrolling interests	97	96
Common stockholders’ equity	2,602	2,476

Total capitalization	$9,521	$9,273
Securitization debt	243	277

Total Stockholders’ Investment and Liabilities	$15,256	$14,901

(*) Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	Full Year
	2009	2008

Beginning of Period Cash	$207	$344

Cash provided by operating activities	$848	$557
Cash used in investing activities	(935)	(839)

Cash flow from operating and investing activities	$(87)	$(282)
Cash provided by (used in) financing activities	(35)	147
Changes in cash included in assets held for sale	5	(2)

Total Cash Flow	$(117)	$(137)

End of Period Cash	$90	$207

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	Fourth Quarter		Full Year
	(Unaudited)		(Unaudited)
	2009	2008	2009	2008

Net Income Available to Common Stockholders	$6	$60	$218	$284

Reconciling Items:
Discontinued Operations (Income) Loss	3	—	(20)	(1)

Unrealized Investment Loss	—	7	—	15

Big Rock Refund	79	—	79	—

Asset Sales (Gains) Losses and Other	3	—	23	(11)

Adjusted Net Income — Non-GAAP Basis	$91	$67	$300	$287

Average Number of Common Shares Outstanding
Basic	228	226	227	226
Diluted	243	228	238	236

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.03	$0.26	$0.96	$1.25

Reconciling Items:
Discontinued Operations (Income) Loss	0.01	—	(0.09)	—

Unrealized Investment Loss	—	0.03	—	0.07

Big Rock Refund	0.35	—	0.35	—

Asset Sales (Gains) Losses and Other	0.01	0.01	0.10	(0.05)

Adjusted Net Income — Non-GAAP Basis	$0.40	$0.30	$1.32	$1.27

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.02	$0.26	$0.91	$1.20

Reconciling Items:
Discontinued Operations (Income) Loss	0.01	—	(0.08)	—

Unrealized Investment Loss	—	0.03	—	0.07

Big Rock Refund	0.33	—	0.33	—

Asset Sales (Gains) Losses and Other	0.02	0.01	0.10	(0.06)

Adjusted Net Income — Non-GAAP Basis	$0.38	$0.30	$1.26	$1.21

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.